UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC

Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2023, Biofrontera, Inc. (the “Company”), entered into a Confidential Settlement Agreement and Mutual Release (the “Release”), dated as of December 27, 2023 and effective as of December 22, 2023, with Maruho Co. Ltd. (“Maruho”), and a Share Transfer Agreement (the “STA” and, together with the Release, the “Settlement Agreement”), dated as of December 27, 2023 and effective as of December 22, 2023, by and among the Company, Maruho, and Maruho Deutschland GmbH. The Settlement Agreement resolves an arbitration proceeding initiated by the Company against Maruho in the International Chamber of Commerce (the “Arbitration”) in which the Company alleged certain claims against Maruho concerning the Share Purchase and Transfer Agreement (the “SPA”), dated as of March 25, 2019, referred to in the Settlement Agreement. In the Arbitration, the Company sought, in part, a declaration that it is not obligated to repay $7.3 million of “start-up costs” to Maruho.

The Settlement Agreement contains a mutual release whereby each of the Company and Maruho agreed to release and discharge the other party from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, equity, arbitration or otherwise, which against the other arising from or in connection with or in any manner relating to the SPA, including but not limited to any claims that were or could have been asserted in the Arbitration.

Under the Settlement Agreement, the obligations of the Company to i) repay the $7.3 million of “start-up costs” to Maruho, and ii) make certain profit-sharing payments related to the products acquired by the Company pursuant to the SPA were released. In addition, the Company agreed to transfer 5,451,016 shares of stock of Biofrontera AG, a German corporation, to Maruho.

This description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Release and STA, which are filed within Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 29, 2023, the Company entered into the Settlement Agreement as described under Item 1.01 above. The description of the Settlement Agreement under Item 1.01 above is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Confidential Settlement Agreement and Mutual Release, dated as of December 27, 2023 and effective as of December 22, 2023, by and between the Company and Maruho
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2024	Biofrontera Inc.
(Date)	(Registrant)

/s/ E. Fred Leffler III
E. Fred Leffler, III
Chief Financial Officer